As filed with the Securities and Exchange Commission on January 12, 2000

                                                      Registration No. 333-53923

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           -------------------------

                   POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            -----------------------

                           ROCK FINANCIAL CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

              Michigan                                          38-2603955
-------------------------------------                     ----------------------
    (State or other jurisdiction of                          (I.R.S. Employer
    incorporation or organization)                          Identification No.)

  30600 Telegraph Road, Fourth Floor
      Bingham Farms,  Michigan                                     48025
      ------------------------                            ----------------------
(Address of Principal Executive Offices)                         (Zip Code)

                 AMENDED AND RESTATED ROCK FINANCIAL CORPORATION
                             1996 STOCK OPTION PLAN
                             ----------------------
                            (Full title of the plan)

                                 Daniel Gilbert
                Chairman of the Board and Chief Executive Officer
                           Rock Financial Corporation
                       30600 Telegraph Road, Fourth Floor
                          Bingham Farms, Michigan 48025
                          -----------------------------
                     (Name and address of agent for service)

                                 (248) 540-8000
      -------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                                          CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                                               Proposed
                                                        Proposed                maximum
    Title of securities         Amount to be        maximum offering      aggregate offering          Amount of
     to be registered           Registered(4)        price per share             price            registration fee
--------------------------------------------------------------------------------------------------------------------
Common Shares (1)            978,654   shares          $ 4.68    (2)    $ 8,930,301.12
--------------------------------------------------------------------------------------------------------------------
Common Shares                 10,600   shares          $ 7.00    (2)    $ 1,288,000.00
--------------------------------------------------------------------------------------------------------------------
Common Shares                322,500   shares          $10.00    (2)    $ 8,885,000.00
--------------------------------------------------------------------------------------------------------------------
Common Shares                    400   shares          $11.21875(3)     $13,342,638.88
--------------------------------------------------------------------------------------------------------------------
     Total                 1,312,154   shares                           $32,445,940.00            $9,571.55(5)
====================================================================================================================

(1)  $0.01 par value per share (the "Common Shares").
(2) Calculated pursuant to Rule 457(h) solely for the purpose of computing the registration fee and based on the exercise price of the options.
(3) Calculated pursuant to Rule 457(h) solely for the purpose of computing the registration fee and based on the average of the high and low prices of the Common Shares, as quoted on The Nasdaq National Market, on May 26, 1998.
(4) Reflects the deregistration of 2,857,846 Common Shares no longer issuable under the 1996 Stock Option Plan as a result of the acquisition of Rock Financial Corporation by Intuit Inc.
(5)  Paid with the original filing of this registration statement.

                               Page 1 of 2 Pages

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bingham Farms, State of Michigan, on January 10, 2000.

                                     ROCK FINANCIAL CORPORATION

                                     By:  /s/ DANIEL GILBERT
                                          --------------------------------------
                                              Daniel Gilbert
                                              Chairman of the Board and Chief
                                              Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the date indicated.


              Signature                                         Title                                   Date
              ---------                                         -----                                   ----

/s/ DANIEL GILBERT                                    Chairman of the Board,                January 10, 2000
------------------------------------           Chief Executive Officer and Director
       Daniel Gilbert                              (Principal Executive Officer)


/s/ FRANK PLENSKOFSKI                                 Chief Financial Officer               January 10, 2000
------------------------------------             (Principal Financial Officer and
     Frank E. Plenskofski                          Principal Accounting Officer)


/s/ GARY L. GILBERT                                           Director                      January 10, 2000
------------------------------------
      Gary L. Gilbert

/s/ DAVID A. BRANDON                                          Director                      January 10, 2000
------------------------------------
     David A. Brandon

/s/ DAVID KATZMAN                                             Director                      January 10, 2000
------------------------------------
      David Katzman

/s/ ROBERT V. SCHECHTER                                       Director                      January 10, 2000
------------------------------------
     Robert V. Schechter

/s/ MICHAEL D. HOLLERBACH                                     Director                      January 10, 2000
------------------------------------
    Michael D. Hollerbach



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